UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2021
________________________________________
 Twilio Inc.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, First Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02    Unregistered Sales of Equity Securities
The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 8.01 Other Events.
On July 14, 2021, Twilio Inc. (“Twilio”) completed its previously announced acquisition of Zipwhip, Inc., a Delaware corporation (the “Company”), pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of May 16, 2021 (the “Merger Agreement”), with Zeus Merger Sub I, Inc., a Delaware corporation and a direct and wholly owned subsidiary of Twilio (“Merger Sub I”), Zeus Merger Sub II, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of Twilio (“Merger Sub II”), the Company and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of certain Company securityholders.
The acquisition was accomplished by: (i) the merger of Merger Sub I with and into the Company (the “First Merger”), and upon consummation of the First Merger, Merger Sub I ceasing to exist and the Company becoming a wholly owned subsidiary of Twilio and (ii) as part of the same overall transaction, promptly after the First Merger, the surviving corporation of the First Merger (the “First Step Surviving Corporation”) merging with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), and upon consummation of the Second Merger, the First Step Surviving Corporation ceasing to exist and Merger Sub II surviving as a wholly owned subsidiary of Twilio (the “Surviving Entity”).
Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), all outstanding shares of Company capital stock, options to purchase shares of Company capital stock (“Company Options”), restricted stock units representing the right to receive Company capital stock (“Company RSUs”) and warrants to purchase Company capital stock (“Company Warrants”), in each case other than as set forth in the following sentence, were cancelled in exchange for aggregate consideration of $850,000,000, subject to certain adjustments, of which (i) $417,671,618.38 was in the form of cash (the “Cash Consideration”) and (ii) $417,671,618.38 was in the form of shares of Class A common stock of Twilio, par value $0.001 per share (“Twilio Class A Common Stock”) (the “Stock Consideration”). However, (a) holders of (i) shares of Company capital stock held by unaccredited stockholders, (ii) vested Company Options and (iii) vested Company RSUs each received an aggregate portion of the Cash Consideration equal to approximately $83,232,306.84 in respect of their shares, vested Company Options and vested Company RSUs, (b) unvested Company Options and unvested Company RSUs, in each case, held by employees of the Company who became, upon the Closing, employees of Twilio or any of its subsidiaries (including the Surviving Entity) have been assumed by Twilio and converted into a corresponding unvested stock option of Twilio to purchase 83,539 shares of Twilio Class A Common Stock or a corresponding unvested restricted stock unit representing the right to receive Twilio Class A Common Stock, as the case may be, and (c) all other unvested Company Options and unvested Company RSUs were cancelled for no consideration. A portion of the aggregate consideration payable to certain of the Company securityholders is being held in escrow (x) to secure certain indemnification obligations of such Company securityholders, (y) to secure the indemnification obligations of the Company securityholders with respect to certain specified matters and (z) in connection with certain post-closing purchase price adjustment mechanisms.
Twilio issued the Stock Consideration described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit on the earlier to be filed of (i) Twilio’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021 and (ii) the Resale Registration Statement on Form S-3 covering the resale of the Stock Consideration.
On July 14, 2021, Twilio issued a press release announcing the Closing. The press release is furnished herewith as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
99.1 Press release dated July 14, 2021
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

July 14, 2021	By:	/s/ Khozema Z. Shipchandler
	Name:	Khozema Z. Shipchandler
	Title:	Chief Financial Officer